SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 11, 2002
                Date of Report (Date of earliest event reported)


                         STRATFORD AMERICAN CORPORATION
               (Exact Name of Registrant as Specified in Charter)


           ARIZONA                      000-17078                86-0608035
(State or Other Jurisdiction           (Commission            (I.R.S. Employer
      of Incorporation)                File Number)          Identification No.)


    2400 E. ARIZONA BILTMORE CIRCLE,
         BUILDING 2, SUITE 1270,
            PHOENIX, ARIZONA                                       85016
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (602) 956-7809


   Former Name or Former Address, if Changed Since Last Report: NOT APPLICABLE

PURPOSE OF THIS AMENDMENT

     On December 26, 2002, the registrant filed its Form 8-K for the acquisition of property located at 20225 North Scottsdale Road, Scottsdale, Arizona (the "Property"). Financial information required under Item 7 was not available at the time of the filing. The purpose of this amendment is to include the unaudited pro forma information.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On December 11, 2002, Stratford American Corporation (the "Company"), along with other investors, completed the purchase of an office building leased by a single tenant located at 20225 North Scottsdale Road, Scottsdale, Arizona (the "Property") for $25,484,000, which reflects the purchase price and closing costs incurred. The Company intends to continue this use of the building. The purchase was pursuant to the Purchase and Sale Agreement, dated July 17, 2002, by and between Opus West Corporation, a Minnesota corporation, and the Company (the "Purchase and Sale Agreement"). The Property, after being purchased by the Company and the other investors, was immediately conveyed to Scottsdale Thompson Peak, LLC, a newly formed Arizona limited liability company (the "LLC"). The Company owns 80% of the membership interests in, and is the manager of, the LLC. The Company contributed $750,000 in cash and its 80% undivided interest in the Property in return for its 80% membership interest in the LLC, and other investors contributed $187,500 in cash and their 20% undivided interest in the Property in return for the remaining 20% of the membership interests in the LLC. The Company's cash contribution of $750,000 came from company cash of $250,000 and the proceeds of the sale by the Company of 2,000,000 shares of Company common stock for $500,000 to certain of the other investors. The LLC funded the purchase of the Real Property through a combination of the cash contributions described above and loans obtained by the LLC in the aggregate amount of $24,300,000. The $20,000,000 loan is financed with a 5.9% interest rate, 22 year straight-line amortization note, guaranteed by JDMD Investments, LLC. The $2,500,000 loan is financed with a 6% interest rate, interest only note, for a period of two years, due December 11, 2004, and is guaranteed 50% by JDMD Investments, LLC and 50% by Diamond Ventures, Inc. The $1,800,000 loan is financed with a 10% interest rate note, interest only, for a period of two years, due December 2, 2004. The purchase price for the Property was based on negotiations between a shareholder of the Company and Opus West Corporation. The Company also issued a total of 1,200,000 shares of its common stock to JDMD Investments, LLC, a major shareholder of the Company, for its agreement to guarantee payment of non-recourse exceptions or carve outs on the first mortgage, the guaranty of 50% of a $2.5 million bank loan, the assignment of all its interests in finding and negotiating the purchase of the Property, and the mortgage loan and other financing involved.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     The financial statements required to be filed pursuant to Item 7(a) are not included in this Current Report on Form 8-K because the filing of such financial statements would require the consent of an independent third party and such consent has not been granted to the Company as of the date hereof.

     (b)  PRO FORMA FINANCIAL INFORMATION

     The  following  unaudited  pro  forma  condensed   consolidated   financial
statements of the Company appear as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference:

          Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2001

          Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2002

          Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002

          Unaudited Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

     (c)  EXHIBITS

          99.2 Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2001

                    Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2002

                    Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002

                    Unaudited   Notes   to   Unaudited   Pro   Forma   Condensed
                    Consolidated Financial Statements

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2003.

                                        STRATFORD AMERICAN CORPORATION


                                        By: /s/ Daniel E. Matthews
                                            ------------------------------------
                                            Daniel E. Matthews, Controller,
                                            Secretary and Treasurer

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

    99.2       Unaudited   Pro  Forma   Condensed   Consolidated   Statement  of
               Operations for the Year Ended December 31, 2001

               Unaudited   Pro  Forma   Condensed   Consolidated   Statement  of
               Operations for the Nine Months Ended September 30, 2002

               Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002

               Unaudited Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements